Exhibit 10.1

RESTRICTED  STOCK  UNIT  AWARD  CERTIFICATE

Non-transferable

GRANT TO

(“Grantee”)

by Sabre Holdings Corporation (the “Company”) of

[             ] restricted stock units

convertible into shares of its Class A Common Stock, par value $0.01 per share (the “Units”).

Subject to the terms and conditions set forth on the following pages (“Terms and Conditions”).

[Alternative #1] [The Units shall vest (become non-forfeitable) and convert to actual shares of Stock on January 31, 2008, provided certain earnings targets to be established by the Compensation Committee of the Board of Directors are met.  If such earnings targets are not met, the Units shall vest (become non-forfeitable) and convert to actual shares of Stock on March 4, 2009, provided that Grantee is still employed by the Company or one of its affiliates on such date.]

[Alternative #2] [The Units shall vest (become non-forfeitable) and convert to actual shares of stock in accordance with the schedule set forth in Paragraph 2 of the Terms and Conditions.]

By signing below Grantee accepts and agrees to all of the Terms and Conditions of the Units and also acknowledges receipt of a copy of the Restricted Stock Unit Award Terms and Conditions.

IN WITNESS WHEREOF, Sabre Holdings Corporation has caused this Certificate to be executed as of the Grant Date, as indicated below.

SABRE HOLDINGS CORPORATION

By:

James F. Brashear
Corporate Secretary

Grant Date:

RECIPIENT

[ ]
Grantee

RESTRICTED STOCK UNIT AWARD

TERMS AND CONDITIONS

1.               Grant of Units.  Sabre Holdings Corporation (the “Company”) hereby grants to the Grantee named on page 1 hereof (“Grantee”), subject to the restrictions and the terms and conditions set forth in this award certificate (this “Certificate”), the number of restricted stock units indicated on page 1 hereof (the “Units”) which represent the right to receive an equal number of shares of the Company’s Class A Common Stock, par value $0.01 per share (“Stock”) on the terms set forth in this Certificate.  Certain capitalized terms used herein are defined in Paragraph 13 of this Certificate.

[Alternative #1] [2.                    Vesting of Units.  The Units have been credited to a bookkeeping account on behalf of Grantee.  The Units will vest and become non-forfeitable on the earliest to occur of the following (the “Vesting Date”):

(a)          January 31, 2008, provided that (i) 2007 EBITDA for the combined lastminute.com and TEU units is equal to or greater than an EBITDA target to be established by the Committee prior to or during the performance period, and (ii) Grantee is still employed by the Company or one of its affiliates on such date; or

(b)         March 4, 2009 provided that Grantee is still employed by the Company or one of its affiliates on such date; or

(c)          a Change in Control of the Company, if the Units are not assumed by the surviving company or equitably converted or substituted; or

(d)         the termination of Grantee’s employment from the Company or one of its affiliates by the Company without Cause or by Grantee for Good Reason, in each case within one year following a Change in Control of the Company; or

(e)          the termination of Grantee’s employment from the Company or one of its affiliates due to death or Disability (as defined below).

If Grantee’s employment terminates prior to the Vesting Date for any reason other than as described in (d) or (e) above, Grantee shall forfeit all right, title and interest in and to the Units as of the date of such termination and the Units will be reconveyed to the Company without further consideration or any act or action by Grantee.

Notwithstanding the foregoing vesting schedule, the Committee may in its sole discretion at any time determine that all or a portion of the Units shall vest and become non-forfeitable and shall be converted to actual shares of Stock as set forth in Paragraph 3 below.]

[Alternative #2]            [2.    Vesting of Units.  The Units have been credited to a bookkeeping account on behalf of Grantee.  The Units will vest and become non-forfeitable on the earliest to occur of the following (the “Vesting Date”):

(a)   With respect to one-third of the Units, on the date that the Company or one of its affiliates terminates Grantee’s employment without Cause, if such date is on or prior to January 20, 2006;

(b)   With respect to two-thirds of the Units, on the date that the Company or one of its affiliates terminates Grantee’s employment without Cause, if such date is after January 20, 2006 and on or prior to July 20, 2006;

(c)   On the date that the Company or one of its affiliates terminates Grantee’s employment without Cause, if such date is after July 20, 2006;

(d)   On January 20, 2007 if Grantee’s employment terminates by reason of the expiration of the original fixed-term of Grantee’s Employment Agreement dated              , 2005;

(e)   January 31, 2008, provided that (i) 2007 EBITDA for the combined lastminute.com and TEU units is equal to or greater than an EBITDA target to be established by the Committee prior to or during the performance period, and (ii) Grantee is still employed by the Company or one of its affiliates on such date; or

(f)    March 4, 2009 provided that Grantee is still employed by the Company or one of its affiliates on such date; or

(g)   a Change in Control of the Company, if the Units are not assumed by the surviving company or equitably converted or substituted; or

(h)   the termination of Grantee’s employment from the Company or one of its affiliates by the Company without Cause or by Grantee for Good Reason, in each case within one year following a Change in Control of the Company; or

(i)    the termination of Grantee’s employment from the Company or one of its affiliates due to death or Disability (as defined below).

If Grantee’s employment terminates prior to the Vesting Date for any reason other than as described in (a), (b), (c), (d), (h) or (i) above, Grantee shall forfeit all right, title and interest in and to the Units as of the date of such termination and the Units will be reconveyed to the Company without further consideration or any act or action by Grantee.

Notwithstanding the foregoing vesting schedule, the Committee may in its sole discretion at any time determine that all or a portion of the Units shall vest and become non-forfeitable and shall be converted to actual shares of Stock as set forth in Paragraph 3 below.]

[Alternative #3]            [2.    Vesting of Units.  The Units have been credited to a bookkeeping account on behalf of Grantee.  The Units will vest and become non-forfeitable on the earliest to occur of the following (the “Vesting Date”):

(a)   On the date that the Company or one of its affiliates terminates Grantee’s employment if (i) such termination is without Cause and does not constitute a “Termination of Specific Cases” as defined in Grantee’s Services Agreement with the Company or one of its affiliates, (ii) the Company or one of its affiliates does not give Grantee at least 12 months prior written notice of such termination, and (iii) such termination occurs on or before December 31, 2008;

(b)   January 31, 2008, provided that (i) 2007 EBITDA for the combined lastminute.com and TEU units is equal to or greater than an EBITDA target to be established by the Committee prior to or during the performance period, and (ii) Grantee is still employed by the Company or one of its affiliates on such date; or

(c)   March 4, 2009 provided that Grantee is still employed by the Company or one of its affiliates on such date; or

(d)   a Change in Control of the Company, if the Units are not assumed by the surviving company or equitably converted or substituted; or

(e)   the termination of Grantee’s employment from the Company or one of its affiliates by the Company without Cause or by Grantee for Good Reason, in each case within one year following a Change in Control of the Company; or

(f)    the termination of Grantee’s employment from the Company or one of its affiliates due to death or Disability (as defined below).

If Grantee’s employment terminates prior to the Vesting Date for any reason other than as described in (a), (e) or (f) above, Grantee shall forfeit all right, title and interest in and to the Units as of the date of such termination and the Units will be reconveyed to the Company without further consideration or any act or action by Grantee.

Notwithstanding the foregoing vesting schedule, the Committee may in its sole discretion at any time determine that all or a portion of the Units shall vest and become non-forfeitable and shall be converted to actual shares of Stock as set forth in Paragraph 3 below.]

3.               Conversion to Stock.  Unless the Units are forfeited prior to the Vesting Date as provided in Paragraph 2 above, the Units will be converted to actual shares of Stock on the Vesting Date.  Shares of Stock evidencing the conversion of Units will be registered on the books of the Company in Grantee’s name as of the Vesting Date and will be delivered to Grantee in certificated or uncertificated form as soon as practical thereafter.

4.               Changes in Capital Structure.  In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust the Units to preserve the benefits or potential benefits of the Units.  Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered upon conversion of the Units; (ii) adjustment of the measure to be used to determine the amount of the benefit payable with respect to the Units; and (iii) any other adjustments that the Committee determines to be equitable.  In addition, the Committee may, in its sole discretion, provide (i) that Units will be settled in cash or cash equivalents rather than Stock, (ii) that Units will become immediately vested, (iii) that Units will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that performance targets and performance periods will be modified, or (iv) any combination of the foregoing.

5.               Restrictions on Transfer.  No right or interest of Grantee in the Units may be pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company or one of its affiliates, or be subjected to any lien, obligation or liability of Grantee to any other party other than the Company or one of its affiliates.  Unvested Units are not assignable or transferable by Grantee.  Vested Units are not assignable or transferable by Grantee other than by will or the laws of descent and distribution; but the Committee may permit other transfers.

6.               Limitation of Rights.  The Units do not confer to Grantee or Grantee’s beneficiary any rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the Units.  Dividends or dividend equivalents will not be paid with respect to the Units.  Nothing in this Certificate shall interfere with or limit in any way the right of the Company or one of its affiliates to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in employment of the Company or any of its affiliates.  In particular, if for any reason Grantee ceases to be entitled to the Units in accordance with these Terms and Conditions, Grantee will not be entitled to any compensation by reference to the rights granted hereunder or for any benefits expected to be received or any diminution in value.

7.               Payment of Taxes.  The Company has the authority and the right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Grantee’s income tax and employee national insurance obligations) required by law to be withheld or which is otherwise payable with respect to any taxable event arising as a result of the grant or conversion of the Units.  Such requirement or payment may be satisfied, in whole or in part, at the election of the Company, by withholding shares of Stock having a fair market value on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

8.               Committee. The Compensation Committee of the Board of Directors (the “Committee”) shall have the authority to (i) interpret the terms and provisions of the Certificate, and (ii) adopt, alter, and repeal rules, guidelines and practices governing the Units as it shall, from time to time, deem advisable. All decisions made by the Committee pursuant to the provisions of the Certificate shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and the Grantee.

9.               Amendment.  The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested (i.e., as if all restrictions on the Units hereunder had expired) on the date of such amendment or termination.

10.         Successors.  This Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Certificate.

11.         Severability.  If any one or more of the provisions contained in this Certificate is deemed to be invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

12.         Notice.  Notices and communications under this Certificate must be in writing and either personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid.  Notices to the Company must be addressed to Sabre Holdings Corporation, 3150 Sabre Drive, Southlake, Texas, Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

13.         Acknowledgement and Agreement of Grantee.  In consideration of the grant of this award, Grantee hereby acknowledges and agrees:

(a)          that the Company is under no obligation to grant any further awards to Grantee in the future and shall not become under such an obligation because of this award; and

(b)         the Company may hold and process both electronically and manually personal data relating to Grantee for the purposes of administering the award and may transfer such data outside the EEA and to other parties as considered necessary or desirable for such purposes.

14.         Defined Terms.  For purposes of this Certificate, the following words shall have the following meanings:

(a)          “Cause” means, but is not limited to, any of the following actions: theft, dishonesty or fraud, insubordination, persistent inattention to duties or excessive absenteeism, violation of the Company’s Work Principles, Business Ethics or other policies, or any applicable law. The determination of whether Cause exists shall be made in the Company’s sole discretion.

(b)         “Change in Control” means the happening of any of the following:

(i)             When any “Person” (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time) of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)          The individuals who, as of the Grant Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Grant Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(iii)       Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding share of stock of the Company (the “Outstanding Company Stock”) and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then Outstanding Company Stock and the combined voting power of the then Outstanding Company Voting Securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or throughout one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of respectively, the then Outstanding Company Stock resulting from such Business Combination or the combined voting power of the then Outstanding Company Voting Securities except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv)      Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(c)          “Disability” means a condition under which a participant either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

(d)         “Good Reason” for termination of employment following a Change in Control shall be deemed to exist if:

(i)             without the Grantee’s written consent, one or more of the following events occurs at any time during the first twelve (12) months after such Change in Control:  (1)  the Grantee’s base salary rate or annual incentive compensation target is reduced below that in effect immediately prior to the Change in Control for any reason other than for Cause; (2) the Grantee’s principal office is moved, without the Grantee’s consent, to a location that is more than fifty (50) miles from its location immediately prior to the Change in Control; (3) for any reason other than for Cause, the Grantee suffers a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the Grantee held immediately prior to the Change in Control;  (4) a successor where applicable, does not assume and agree to the terms of this Certificate; or (5) the Company purports to terminate Grantee’s employment other than in accordance with a Notice of Termination; and

(ii)          Grantee notifies the Company in writing (addressed in care of the Chairman of the Board of Directors of the Company) of the occurrence of such event; and

(iii)       within thirty (30) days following receipt of such written notice, the Company does not cure such event to the reasonable satisfaction of the Grantee and deliver to the Grantee a written statement that it has done so; and

(iv)      within sixty (60) days following the expiration of the period specified in (iii) above (without the occurrence of a cure and written notice thereof as described in below), the Grantee voluntarily terminates employment with the Company.